                            TRANSAMERICA CORPORATION
                             600 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            Thursday, April 23, 1998
                                   11:00 A.M.

     To the Stockholders:

     The Annual Meeting of Stockholders of Transamerica Corporation will be held at the Giannini Auditorium, Concourse Level, Bank of America Center, 555 California Street, San Francisco, California, on Thursday, April 23, 1998, at 11:00 A.M., for the purpose of:

          1. Electing three directors of the Corporation to hold office for three-year terms;

          2. Electing independent auditors to audit the Corporation's financial statements for 1998;

          3. Approving the adoption of an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of common stock;

          4. Approving the adoption of the 1998 Cash Long Term Incentive Plan;
             and

          5. Approving an amendment to the 1995 Performance Stock Option Plan.

     All other matters which may properly come before the meeting and any adjournment thereof will also be considered.

     Stockholders of record at the close of business on February 23, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such stockholders will be available at the meeting and, for any purpose germane to the meeting, during the ten days prior to the meeting, at the office of the Secretary of the Corporation, 600 Montgomery Street, San Francisco, California, during ordinary business hours.

                                          By Order of the Board of Directors

                                          Shirley H. Buccieri
                                          Secretary
San Francisco, California
March   , 1998

                               PROXY STATEMENT OF
                            TRANSAMERICA CORPORATION
                             600 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111

INFORMATION CONCERNING THE SOLICITATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Transamerica Corporation of proxies to be voted at the Annual Meeting of Stockholders to be held on April 23, 1998 and at any adjournment thereof. Proxies are revocable at any time prior to exercise by written notice to the Secretary of the Corporation or upon request if the stockholder is present at the Annual Meeting and chooses to vote in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by the proxy will be voted for
the election of the nominees listed on page   and for Proposals 2, 3, 4 and 5.

     This year, stockholders can vote their shares either by mailing a signed proxy card or by telephone. The "vote-by-phone" option is convenient and easy to use. The toll-free number and instructions for voting by telephone are included in the proxy card.

     Stockholders of record at the close of business on February 23, 1998 are entitled to vote at the Annual Meeting. On that date the Corporation had
outstanding           shares of common stock, $1 par value, each share being
entitled to one vote and each one-half share being entitled to one-half vote. A proxy given by any stockholder participating in the Corporation's Dividend Reinvestment Plan or in the Corporation's Employees Stock Savings Plan will govern the voting of all full shares held for such stockholder's account under those Plans.

     A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied. If a quorum is present, the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote will be required for the election of directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote will be required for the election of independent auditors (Proposal 2) and the approval of Proposals 4 and 5. The affirmative vote of a majority of the outstanding shares entitled to vote will be required for approval of Proposal 3. Votes may be cast "For" or "Withheld" for each director nominee; votes withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all other proposals and will have the same effect as negative votes.

     All of the items on the proxy card are considered "routine" under the rules of the New York Stock Exchange. Under such rules, brokers who hold shares in street name have the authority to vote in their discretion on "routine" items in the absence of specific instructions from beneficial owners.

     The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms, banks and other nominees, custodians and fiduciaries for their reasonable expenses incurred in sending proxy materials to beneficial owners of shares and obtaining their instructions. Regular employees of the Corporation may solicit proxies personally, by mail or by telephone. In addition, the Corporation has retained Georgeson & Co., Inc. to assist in the distribution of the proxies and proxy statements for a fee estimated not to exceed $16,000 plus out-of-pocket expenses.

     The Corporation has a policy that provides for the confidentiality of stockholder proxies, ballots and vote tabulations, subject to certain exceptions. The policy also provides for the tabulation of the vote by an independent third party.

     This proxy statement, the proxy and the Corporation's 1997 Annual Report
were first mailed to stockholders on March   , 1998.

                           (1) ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES AND CURRENT DIRECTORS

     The Corporation's Certificate of Incorporation provides that the members of the Board of Directors shall be divided into three classes with approximately one-third of the directors to stand for election each year for three-year terms. The total number of directors is currently set pursuant to the Corporation's By-Laws at nine. Of this number, three members of the Board of Directors have terms expiring, and are nominees for election, at the 1998 Annual Meeting of Stockholders. Three members have terms expiring at the 1999 Annual Meeting of Stockholders and three members have terms expiring at the 2000 Annual Meeting of Stockholders.

     Unless instructions to the contrary are given, all proxies received by the Corporation will be voted for the election of the three nominees named below as directors of the Corporation to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified. All of the nominees have been recommended by the Board of Directors and all have indicated a willingness to serve if elected. Should any nominee not be a candidate at the 1998 Annual Meeting, all proxies received by the Corporation will be voted in favor of the other nominees and for such substitute nominee (if any) as shall be designated by the proxy holders named in the enclosed form of proxy, or the number of directors may be reduced by the Board of Directors.

     Certain information concerning each of the three nominees, and each current director in the classes continuing in office, is set forth below.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2001

ROBERT W. MATSCHULLAT          Director since 1996                        Age 50

Vice Chairman of the Board, Chief Financial Officer and a director of The Seagram Company Ltd., a beverage and entertainment/communications company, since 1995. He was a managing director, and head of worldwide investment banking, at Morgan Stanley & Co., Inc. from 1991 to 1995. He also serves as a director of USA Networks, Inc.

GORDON E. MOORE                Director since 1981                        Age 69

Chairman Emeritus of the Board and a director of Intel Corporation, a semiconductor manufacturing company. He was Chairman of the Board of Intel Corporation from 1979 until May 1997. He also serves as a director of Gilead Sciences, Inc.

CONDOLEEZZA RICE               Director since 1991                        Age 43

Vice President and Provost of Stanford University since 1993. She is Professor of Political Science at Stanford and has been a member of the Stanford faculty since 1981. She also serves as a director of Chevron Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL 1999

SAMUEL L. GINN                 Director since 1989                        Age 60

Chairman of the Board, Chief Executive Officer and a director of AirTouch Communications, Inc., a worldwide wireless telecommunications company, since December 1993. He was Chairman of the Board, President, Chief Executive Officer and a director of Pacific Telesis Group, a diversified telecommunications company, from 1988 to 1994. He also serves as a director of Chevron Corporation, Hewlett-Packard Company and Safeway Inc.

FRANK C. HERRINGER             Director since 1986                        Age 55

Chairman of the Board, Chief Executive Officer and President of the Corporation. He has been Chairman since January 1996, Chief Executive Officer since 1991 and President since 1986. He also serves as a director of The Charles Schwab Corporation and Unocal Corporation.

CHARLES R. SCHWAB              Director since 1989                        Age 60

Chairman of the Board, Chief Executive Officer and a director of The Charles Schwab Corporation, a discount brokerage firm. He also serves as a director of AirTouch Communications, Inc., The Gap, Inc. and Siebel Systems, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL 2000

TONI REMBE                     Director since 1995                        Age 61

Partner at Pillsbury Madison & Sutro LLP, a law firm. She also serves as a director of Potlatch Corporation and SBC Communications Inc.

FORREST N. SHUMWAY             Director since 1973                        Age 70

Retired Vice Chairman of the Board of Allied-Signal Inc., a multi-industry company. He also serves as a director of Aluminum Company of America.

PETER V. UEBERROTH             Director since 1984                        Age 60

Managing Director of The Contrarian Group, Inc., a business management company, since 1989. He also serves as a director of Ambassadors International, Inc., CB Commercial Real Estate Services Group Inc., The Coca-Cola Company and Promus Hotel Corporation.

DIRECTOR COMPENSATION AND BENEFITS

     Directors who are not employees of the Corporation or its subsidiaries receive an annual retainer of $30,000 and a fee of $1,000 for each Board or committee meeting attended. Committee chairs also receive an annual retainer of $5,000. Directors who are employees of the Corporation do not receive any compensation for their service as directors.

     Directors are eligible annually to defer receipt of $5,000 or more of their retainers and meeting fees under the Corporation's deferred compensation plan. Amounts deferred are credited with interest. The interest rate is adjusted annually and equals an average of rates paid on ten-year U.S. Treasury Notes, plus a premium of 0 percent to 3 percent, depending on the length of the term of deferral. The time and method of payment of deferred compensation and other terms and conditions are set forth in deferred compensation elections made prior to deferral by each participating director.

     Non-employee directors receive stock options pursuant to The 1985 Stock Option and Award Plan of Transamerica Corporation (the "1985 Plan"). Under the 1985 Plan, each non-employee director is automatically granted a nonqualified stock option for 1,500 shares each year. All options are granted at fair market value on the effective date of the grant and generally have a term not exceeding ten years and one month. Options issued to non-employee directors are exercisable in full beginning six months after grant.

     On the date of each Annual Meeting of Stockholders, non-employee directors are granted phantom restricted shares of the Corporation's common stock. The first such grant was made on May 1, 1997. On any grant date, the number of phantom shares granted will equal 50 percent of the annual retainer then in effect divided by the fair market value of a share of the Corporation's common stock on such date. These phantom restricted shares are in addition to the regular annual retainer. Phantom restricted shares will be credited with phantom dividends on the same basis as the Corporation's common stock, and such dividends will be immediately reinvested in additional phantom restricted shares at the then fair market value of the Corporation's common stock. The value of a phantom restricted share on any date will equal the then fair market value of a share of the Corporation's common stock. Phantom restricted shares will be paid in cash upon the earlier of the director's termination of service as a director or a change of control of the Corporation (as defined in the plan).

     Effective May 1, 1997, the Corporation's retirement plan for non-employee directors was terminated and further accrual of benefits under such plan ceased. The plan provided that non-employee directors with at least five years of service were eligible upon retirement from the Board to receive annual retirement payments equal to the annual retainer in effect at the time of retirement (exclusive of any meeting fees or fees for serving as a committee chair). Payments will be made to the director or, in the event of the director's death, his or her spouse, for a period equal to the period of service as a director through May 1, 1997. Directors had an opportunity prior to May 1, 1997, to elect to have benefits earned based on service through that date converted into phantom restricted shares based on the fair market value of the Corporation's common stock on May 1, 1997. If such an election was made, payment of the value of such phantom shares will be made as described in the preceding paragraph.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

     Mr. Moore (Chairman), Ms. Rembe, Ms. Rice and Messrs. Ginn and Schwab are members of the Corporate Audit Committee of the Board of Directors. The committee recommends the engagement of independent auditors, reviews the plan and results of the audit engagement with the independent auditors, reviews all professional services provided by the independent auditors, determines the independence of the independent auditors, considers the fees of the independent auditors, reviews the Corporation's annual financial statements, reviews the scope and results of the Corporation's internal auditing activities and the adequacy of internal accounting controls, and directs special investigations. The Corporate Audit Committee held four meetings in 1997.

     Messrs. Ueberroth (Chairman), Ginn, Matschullat and Shumway are members of the Management Development and Compensation Committee of the Board of Directors. The Committee establishes corporate compensation objectives, reviews comparative studies of compensation programs to enable the Corporation to offer the competitive compensation programs necessary to attract and retain superior management and reviews and approves cash compensation arrangements and incentive plans for senior management. The Committee also reviews, approves and administers the Corporation's annual Value Added Incentive Plan, long-term incentive plans, including stock option plans, the Deferred Compensation Plan and perquisite programs for senior management. The Committee also grants options, restricted stock and other awards under the Corporation's stock option plans. The Committee also nominates corporate officers and reviews succession plans for senior corporate and subsidiary officer positions. The Management Development and Compensation Committee held six meetings in 1997.

     Mr. Schwab (Chairman), Ms. Rice and Messrs. Herringer and Shumway are members of the Nominating Committee of the Board of Directors. The Committee recommends to the Board of Directors the size of the Board and criteria for qualification as a candidate for Board membership, reviews the qualifications of candidates for Board membership and directs the search for qualified candidates to fill Board vacancies that may occur from time to time. The Committee also recommends to the Board the slate of director candidates to be proposed for election by the stockholders at the annual meetings and candidates to fill vacancies which occur between such annual meetings. The Committee also recommends to the Board the establishment of, and charge of responsibilities to, various committees of the Board. The Nominating Committee held one meeting in 1997. Subject to the provisions of the Corporation's By-Laws, the Nominating Committee will consider nominees for directors recommended by stockholders. Any recommendations should be submitted in writing to the Secretary of the Corporation, 600 Montgomery Street, San Francisco, California 94111.

     In 1997, the Board of Directors held eight meetings. Each director, except Mr. Schwab, attended 75 percent or more of the meetings of the Board and committees of which he or she was a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no "interlocks" (as defined by the rules of the Securities and Exchange Commission) with respect to any member of the Management Development and Compensation Committee of the Board of Directors, and such Committee consists entirely of independent, non-employee directors.

STOCKHOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table indicates, as to each director and each executive officer named in the Summary Compensation Table on page , and as to all directors and executive officers as a group, the number of shares and percentage of the Corporation's common stock beneficially owned as of March [ ], 1998.

                                                        SHARES OF                 PERCENTAGE OF
                                                       COMMON STOCK               COMMON STOCK
                     NAME                         BENEFICIALLY OWNED(1)       BENEFICIALLY OWNED(1)
-----------------------------------------------  ------------------------     ---------------------
Directors
  Samuel L. Ginn...............................    10,255(2)(3)(6)                    *
  Frank C. Herringer........................... 1,858,121(3)(4)(5)                 [3.0%]
  Robert W. Matschullat........................     3,524(2)(6)                       *
  Gordon E. Moore..............................    13,041(2)(6)                       *
  Toni Rembe...................................     6,671(2)(6)                       *
  Condoleezza Rice.............................     4,000(2)(6)                       *
  Charles R. Schwab............................    14,475(2)(6)                       *
  Forrest N. Shumway...........................    17,242(2)(3)(6)                    *
  Peter V. Ueberroth...........................    16,000(2)(3)(6)                    *

Executive Officers
  Thomas J. Cusack.............................   593,567(3)(4)                       *
  Richard H. Finn..............................   652,032(3)(4)                    [1.0%]
  Richard N. Latzer............................   376,833(4)                          *
  Robert A. Watson.............................   475,338(4)                          *
  All directors and executive officers as a
     group (19 persons)........................ 4,866,820(2)(3)(4)(5)(6)           [7.7%]

---------------

(1) Represents shares held directly and with sole voting and investment power (or with voting and investment power shared with a spouse) unless otherwise indicated. An asterisk indicates that the number of shares beneficially owned represents less than 1 percent of the common stock outstanding at February 23, 1998.

(2) Includes, as to each of Messrs. Ginn, Moore, Schwab, Shumway and Ueberroth, 6,000 shares, Ms. Rembe, 4,500 shares, Ms. Rice, 3,000 shares, and Mr. Matschullat, 1,500 shares, which may be acquired upon the exercise of director stock options, all of which are currently exercisable. These shares are considered outstanding for purposes of calculating each director's percentage ownership.

(3) Includes shares held by family trusts as to which each of the following directors and executive officers and their respective spouses have shared voting and investment power: Mr. Ginn, 4,255 shares; Mr. Shumway, 11,242 shares; Mr. Ueberroth, 10,000 shares; Mr. Finn, 49,896 shares; Mr. Cusack, 500 shares; as to which Mr. Herringer has either sole, or he and his spouse have shared, voting and investment power, 123,410 shares; and all directors and executive officers as a group, 218,484 shares.

(4) Includes shares which may be acquired upon the exercise of stock options exercisable on March [ ], 1998, or within 60 days thereafter, as follows:
    Mr. Cusack, 592,633 shares; Mr. Finn, 586,666 shares; Mr. Herringer, 1,726,666 shares; Mr. Latzer, 373,125 shares; Mr. Watson, 475,000 shares; all directors and executive officers as a group, 4,587,023 shares. These shares are considered outstanding for purposes of calculating each such executive officer's percentage ownership. Also includes shares held under the Corporation's Employees Stock Savings Plan on December 31, 1997 and as to which the participant has sole voting and investment power, as follows:
    Mr. Cusack, 434 shares; Mr. Finn, 15,470 shares;

    Mr. Herringer, 3,801 shares; Mr. Latzer, 708 shares; Mr. Watson, 338 shares; all directors and executive officers as a group, 29,358 shares.

(5) Excludes 14,796 shares held by Mr. Herringer's spouse, as to which he has no voting or investment power and as to which he disclaims beneficial ownership.

(6) Excludes deemed "shares" of phantom restricted stock held by each of the following directors under the Phantom Restricted Stock Plan for Nonemployee
    Directors: Mr. Ginn, 183 shares; Mr. Matschullat, 261 shares; Mr. Moore, 2,981 shares; Ms. Rembe, 584 shares; Ms. Rice, 446 shares; Mr. Schwab, 1,243 shares; Mr. Shumway, 183 shares; Mr. Ueberroth, 1,654 shares; all directors and executive officers as a group, 7,534 shares.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10 percent of the Corporation's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based solely on the Corporation's review of the reporting forms received by it, and written representations from certain persons that no Form 5 reports were required to be filed by those persons, the Corporation believes that for 1997 all such filing requirements were satisfied.

                      (2) ELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Corporation for 1998, subject to the election of such firm by the stockholders at the 1998 Annual Meeting of Stockholders. Ernst & Young LLP has audited the financial statements of the Corporation annually since the formation of the Corporation in 1928. If the stockholders do not elect Ernst & Young LLP, the Board of Directors will consider the selection of other auditors.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

                 (3) AMENDMENT TO CERTIFICATE OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

     The Corporation's Certificate of Incorporation currently authorizes the issuance of 150,000,000 shares of common stock, 1,200,000 shares of preferred stock, and 5,000,000 shares of preference stock. The Board of Directors has adopted resolutions proposing that the Certificate of Incorporation be amended to increase the authorized shares of common stock by 100 percent, to 300,000,000. Following is the text of the first paragraph of Article IV of the Certificate of Incorporation, as proposed to be amended:

          The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is three hundred six million two hundred thousand (306,200,000) shares, of which one million two hundred thousand (1,200,000) shares shall be preferred stock, of the par value of one hundred dollars ($100) per share; five million (5,000,000) shares shall be preference stock, without par value, and three hundred million (300,000,000) shares shall be common stock, of the par value of one dollar ($1) per share.

     The Board of Directors believes that it is in the Corporation's best interest to increase the number of shares of common stock that the Corporation is authorized to issue in order to provide additional flexibility to effect stock splits or stock dividends, and to issue common stock for other corporate purposes which may be identified in the future, such as the raising of equity capital, adopting of additional employee benefit plans or reserving additional shares for issuance under such plans, and to make acquisitions through the use
of stock. As of [March   ], 1998, the Corporation has approximately [62.9]
million shares of common stock

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

outstanding and approximately [17.2] million shares reserved for issuance pursuant to options previously granted under the Corporation's stock option plans. Based upon the foregoing number of outstanding and reserved shares of common stock, the Corporation currently has approximately 70,000,000 shares of common stock available for issuance. Other than as permitted or required under the Corporation's employee benefit plans and under outstanding options, the Board of Directors has no immediate plans, agreements, or commitments to issue additional shares of common stock. No additional action or authorization by the Corporation's stockholders would be necessary prior to the issuance of additional shares, unless required by applicable law or the rules of any stock exchange on which the common stock is then listed or quoted.

     Under the Corporation's Certificate of Incorporation, the Corporation's stockholders do not have preemptive rights with respect to common stock. Thus, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power, and holdings of current stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.

               (4) ADOPTION OF 1998 CASH LONG-TERM INCENTIVE PLAN

     For many years, stock options have been the sole form of long-term compensation utilized by the Corporation. In June 1997 the Management Development and Compensation Committee (the "Compensation Committee"), following a review of competitive long-term compensation programs (with the assistance of an outside compensation consultant), determined to offer a new element of competitive compensation that further links senior executive compensation with stockholder returns.

     Based upon the recommendation of the Compensation Committee, therefore, the Board of Directors has approved the adoption of a long-term value added incentive plan, the 1998 Cash Long-Term Incentive Plan (the "Cash LTIP"), and is submitting the Cash LTIP for stockholder approval. This plan will compensate senior executives for achieving targeted value added results during a multi-year performance period.

     The Board of Directors believes that the Cash LTIP is in the best interests of stockholders because it bases a portion of long-term incentive compensation on value added and thus further strengthens the relationship between senior executive compensation and the long-term interests of stockholders.

DESCRIPTION OF THE CASH LTIP

     The Cash LTIP is set forth in its entirety as Exhibit A to this Proxy Statement and the following description is qualified in its entirety by reference to Exhibit A.

PURPOSE

     The Cash LTIP is intended to motivate participants to increase value for all stockholders and to provide an element of competitive compensation.

ELIGIBILITY

     The Compensation Committee has the sole discretion to select participants in the Cash LTIP from executives of the Company and its affiliates. The Compensation Committee has selected four members of the Corporation's Senior Executive Committee, which consists of the Chief Executive Officer and the Executive Vice Presidents, and Mr. Latzer as participants, as shown in the table
on page   . Non-employee directors are not eligible to participate in the Cash
LTIP.

AWARDS

     Prior to September 29, 1997 (the "Determination Date"), the Compensation Committee established (1) a target award for each participant based on competitive levels of compensation for 1998 and 1999, (2) the performance goals which must be achieved in order for the participant to be paid an award, and (3) a formula for increasing or decreasing a participant's target award depending upon how actual results compare to the goals. Target awards are expressed as a unique dollar amount for each individual.

     Performance goals are expressed as a targeted level of achievement of cumulative "value added" over the two and one-half year period beginning on July 1, 1997, and ending on December 31, 1999 (the "Performance Period"). Under the Cash LTIP, value added is defined as the Corporation's adjusted net income for each year of the Performance Period minus a capital charge. For this purpose, adjusted net income is the Corporation's net income available to common stockholders determined in accordance with generally accepted accounting principles, as adjusted for (a) the elimination of the cumulative effects of changes in accounting standards, (b) the amortization of gains or losses on equipment disposition in lieu of reported gains or losses, (c) amortized bond, equity and other portfolio gains and losses in lieu of realized gains and losses as reported, and (d) the economic impact of the amortization of intangibles, including goodwill, acquired in a business acquisition in lieu of reported intangible amortization. The capital charge to be subtracted from adjusted net income is calculated by multiplying the Corporation's average adjusted equity (as defined in the Cash LTIP) by the Corporation's cost of equity. The Corporation's cost of equity is based on a formula adopted by the Compensation Committee prior to the start of the Performance Period. For the Performance Period, the cost of equity will be determined by adding (a) the Corporation's risk premium (the long-term market growth in equity securities over the risk-free rate multiplied by the Corporation's beta) and (b) the trend risk-free rate.

     The Compensation Committee has adopted a payout formula that includes the level of value added for which participants will receive their target awards, as well as the awards (if any) payable to participants for value added results that are greater or less than the performance goals. Before any award is paid, the Compensation Committee will certify the extent to which performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the payout formula to the level of performance that has been certified by the Compensation Committee. However, under no circumstances will any participant's award under the Cash LTIP exceed $5,000,000. Also, the Compensation Committee retains discretion to reduce (or eliminate) any award that would otherwise be payable to a participant. The Compensation Committee may prospectively amend or terminate the Cash LTIP at any time and for any reason.

     If any awards become payable under the Cash LTIP, they will be paid in February 2000. The Compensation Committee also has the right to declare that up to 50 percent of any award shall be paid in restricted shares of the Corporation's common stock, rather than cash. Any such shares would be issued under the Corporation's 1985 Stock Option and Award Plan. The number of shares issued would equal the cash amount foregone, divided by the fair market value of a share on the date that the cash payment would otherwise have been made. If a "change of control" (as defined) of the Corporation occurs before the end of the Performance Period, each participant will be entitled to payment of between one-third and 100 percent of his or her target award, based on the portion of the Performance Period which has been completed. Any such payment will be made no later than the tenth business day after the change of control.

     Given that payments under the Cash LTIP are determined by comparing actual performance to the performance goal established by the Compensation Committee, it is not possible to conclusively state the amount of benefits (if any) which will be paid under the Cash LTIP. The following table sets forth the target awards that would be payable to the persons named in the Summary Compensation Table and to all current executive officers as a group if the performance goals established by the Compensation Committee for the Performance Period are met. If such goals are exceeded, the actual awards may be greater than shown (subject to the $5,000,000 maximum noted above); conversely, if the goals are not met, awards may be eliminated or reduced.

                       1998 CASH LONG TERM INCENTIVE PLAN

                            NAME AND POSITION                           TARGET AWARDS($)
    ------------------------------------------------------------------  ----------------
    Frank C. Herringer, Chairman, President and Chief Executive
      Officer.........................................................         3,200,000
    Thomas J. Cusack, Executive Vice President........................         1,800,000
    Robert A. Watson, Executive Vice President........................         1,800,000
    Richard H. Finn, Executive Vice President.........................                 0
    Edgar H. Grubb, Executive Vice President and Chief Financial
      Officer.........................................................         1,000,000
    Richard N. Latzer, Senior Vice President and Chief Investment
      Officer.........................................................           800,000
    All current executive officers as a group.........................         8,600,000

CERTAIN TAX ASPECTS

     Section 162(m) of the Internal Revenue Code (the "Code") contains special limits on the federal income tax deductibility of compensation paid to the Corporation's Chief Executive Officer and to each of the other four most highly compensated executive officers if the compensation exceeds $1,000,000 in any one year. However, the Corporation can preserve the deductibility of any compensation in excess of $1,000,000 if the compensation is paid under a plan that has been approved by stockholders and otherwise qualifies as "performance-based" under Section 162(m). The Cash LTIP has been designed to qualify as performance-based compensation under Section 162(m). Assuming stockholder approval, therefore, the Corporation believes that it will be able to fully deduct compensation paid, if any, under the Cash LTIP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4.

              (5) AMENDMENT TO 1995 PERFORMANCE STOCK OPTION PLAN

     In 1995, the Corporation's stockholders approved the 1995 Performance Stock Option Plan (the "1995 Plan"). Premium-priced and performance-vesting options covering 5,000,000 shares of common stock were granted in 1995 under the plan to, among others, the then-members of the Corporation's Senior Executive Committee. As a condition of such grants, such executives were not eligible for additional stock options, or any other long-term compensation, in 1995, 1996 and 1997, and none were granted except in connection with a promotion.

     The Compensation Committee has determined that additional grants of premium-priced and performance-vesting options are appropriate for 1998, and has approved an amendment to the 1995 Plan to increase the number of shares available for issuance thereunder. Stockholders are being asked to approve an additional 2,000,000 shares for issuance under the 1995 Plan. If the increase is approved, amendments to the Corporation's five other stock option plans will also become effective, decreasing by 2,000,000 the number of shares available for issuance under such plans. Therefore, approval of this proposal will not result in any increase in shares authorized under the Corporation's option plans. Furthermore, if the increase is approved, the Senior Executive Committee members will receive no other stock options pursuant to the 1995 Plan or any other plan for 1998 and 1999 (except in the event of a promotion), and the Chief Executive Officer will receive no other stock options prior to 2002.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                                  PROPOSAL 5.

     The following description of the options granted for 1998 is qualified in its entirety by reference to the 1995 Plan as amended, which is attached to this Proxy Statement as Exhibit B.

OPTIONS

     In January 1998, subject to stockholder approval, the Compensation Committee granted, as shown below, premiumpriced and performance-vesting stock options under the 1995 Plan exercisable for 1,550,000 shares, including 105,000 options with an exercise price of $125 per share (the "$125 Options") and 1,445,000 options with an exercise price of $150 per share (the "$150 Options"). Options were granted to Mr. Herringer on January 2, 1998 and to the other grantees on January 22, 1998 (in each case, the "Grant Date").

                      1995 PERFORMANCE STOCK OPTION AWARDS

                                                                PER SHARE      NUMBER OF OPTION
                       NAME AND POSITION                      EXERCISE PRICE    SHARES GRANTED
    --------------------------------------------------------  --------------   -----------------
    Frank C. Herringer, Chairman, President and Chief
      Executive Officer.....................................     $ 150.00             645,000
    Thomas J. Cusack, Executive Vice President..............     $ 150.00             250,000
    Robert A. Watson, Executive Vice President..............     $ 150.00             250,000
    Richard H. Finn, Executive Vice President...............          N/A                   0
    Edgar H. Grubb, Executive Vice President and Chief
      Financial Officer.....................................     $ 150.00             200,000
    Richard N. Latzer, Senior Vice President and Chief
      Investment Officer....................................     $ 125.00              45,000
    All current executive officers as a group...............     $ 125.00             105,000
                                                                   150.00           1,445,000
    All current directors who are not executive officers, as
      a group...............................................                            N/A(1)
    All employees, including current officers who are not
      executive officers, as a group........................     $ 125.00                   0
    as a group..............................................       150.00                   0
    Total Options Granted...................................     $ 125.00             105,000
                                                                                    =========
                                                                   150.00           1,445,000
                                                                                    =========

---------------

(1) Non-employee directors are not eligible to receive awards under the 1995
    Plan.

     The $125 Options will vest ratably in three equal, annual installments beginning three years from the Grant Date. The $150 Options will vest only if
(i) for a period of ten trading days out of any thirty consecutive trading days ending on or before the fifth anniversary of the Grant Date, the reported closing price of the Corporation's common stock is at least $150 per share (subject to certain anti-dilution adjustments) and (ii) at or subsequent to the time the preceding condition is met (but in any event within 10 years following the Grant Date), the Corporation's total return to stockholders is at or above the median level of stockholder return for a subset of the S&P Financial Index. The measurement period for determining total return to stockholders commences upon the Grant Date (or an earlier date such that the period is a minimum of one year) and ends on the date the condition in clause (ii) is met.

     In determining the exercise prices, the Compensation Committee considered that, to achieve vesting of the $150 Options within the required time frames, the Corporation's stock price would have to appreciate in excess of 40 percent over the Corporation's 1997 year-end closing stock price of $106.50. Moreover, these exercise prices represent an annual growth rate of more than 10 percent over the vesting periods from June 1997, when the Compensation Committee first considered awarding additional options under the 1995 Plan.

     $150 Options are forfeited if the performance criteria described above are not satisfied. Forfeited options will be cancelled and the shares covered by such options will not be available again for grant. If a $125 Option or $150 Option expires or is cancelled for another reason, such as the resignation of an optionee, those options will be available for grant again under the 1995 Plan, but may not be regranted to any initial optionee in the absence of a promotion. The terms of any new option grants will be determined by the Committee, including appropriate premium-pricing and/or performance-vesting terms. Furthermore, the 1995 Plan prohibits the repricing of options other than as appropriate following such actions as stock splits, stock dividends, other extraordinary transactions or other changes to the capital structure of the Corporation.

     In the event that an individual retires under the Corporation's qualified pension plan, becomes disabled or dies, and his or her options would have vested within the following six months, the relevant options will vest as though the optionee were still employed at the vesting date. If any options would have vested more than six months following such event, such options will vest pro rata based on the percentage of the vesting period the individual was employed by the Corporation. The Compensation Committee may, in its sole discretion, also apply the foregoing vesting provisions in the event of an individual's early retirement.

     $125 Options and $150 Options generally have a maximum term of ten years. Vested options may be exercised for (i) up to three months following termination of employment for a reason other than retirement, disability or death (but not longer than the maximum term of the option), (ii) up to three years following termination of employment if the termination is on account of total disability and (iii) up to five years following termination of employment if the termination is on account of early or normal retirement (but not longer than the maximum term of the option). If the optionee dies while the option is exercisable, such option may be exercised by the individual's estate or beneficiary for up to three years from the date of death.

CHANGE OF CONTROL

     In the event that a "change of control" (as defined in the 1995 Plan) of the Corporation occurs prior to the exercise of the $150 Options, each participant will be entitled to surrender his or her options and exercise related tandem limited stock appreciation rights ("TLSARs"), which were granted in tandem with the $150 Options. In the event the corresponding option is forfeited because it fails to vest within the applicable time frames described above, the related TLSAR also will be forfeited.

     The TLSARs become exercisable only in the event of a change of control and, upon exercise, result in payments based on a smaller number of shares times the spread between the market price on the date of grant with respect to the $150 Options, and the highest closing price of the Corporation's common stock during the 60-day period ending on the date of the change of control (or, if higher, the highest price per share paid in the transaction which gives rise to the change of control). Exercise of an option (or portion thereof) granted under the 1995 Plan will result in proportionate cancellation of the corresponding TLSAR, and vice versa.

     The number of shares subject to TLSARs granted under the 1995 Plan for the $150 Options are as follows: Mr. Herringer -- 235,000 shares; Mr.
Watson -- 106,490 shares; Mr. Cusack -- 106,490 shares; Mr. Grubb -- 85,192 shares; all current executive officers as a group -- 575,768 shares. A total of 1,420,768 shares are subject to TLSARs granted under the 1995 Plan as of the Grant Date. Non-employee directors and employees other than those selected by the Compensation Committee are not eligible to receive TLSARs.

TRANSFERABILITY OF AWARDS

     Options granted under the 1995 Plan generally may not be transferred or assigned by the optionee. However, in limited circumstances, the optionee may transfer his or her options pursuant to a court-approved domestic relations order. In addition, the Committee has the right to permit the optionee to transfer his or her options in bona fide gift to immediate family members or certain non-profit organizations. Following the death of an optionee, options may be transferred pursuant to the optionee's will or a valid beneficiary designation.

TAX ASPECTS

     The current general federal income tax consequences of options and TLSARs granted under the 1995 Plan are summarized below.

     A recipient of a stock option or TLSAR will not have taxable income upon the grant of the option or TLSAR. The optionee will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares so acquired generally will be capital gain or loss.

     At the discretion of the Committee, the 1995 Plan allows an optionee to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise of an option or TLSAR by electing to have shares of common stock withheld, or by delivering to the Corporation already-owned shares, having a value equal to the amount of withholding to be satisfied.

     The Corporation will be entitled to a tax deduction in connection with an award under the 1995 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income. In addition, the 1995 Plan has been designed to satisfy the requirements of Section 162(m) of the Code, which otherwise might limit the federal income tax deductibility of compensation paid to the Corporation's Chief Executive Officer and to each of the other four most highly compensated executive officers.

ADMINISTRATION, AMENDMENT AND TERMINATION OF THE PLAN

     The Compensation Committee will administer the Plan. The members of the Compensation Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934 and as "outside directors" under
Section 162(m) of the Code (for purposes of qualifying the 1995 Plan as performance-based compensation under such Section 162(m)).

     Subject to the terms of the 1995 Plan, the Compensation Committee has the sole discretion to determine the employees who shall be granted options and TLSARs, the size of such awards, and the terms and conditions thereof. To date, 22 employees have been granted options or TLSARs under the 1995 Plan. The number of shares covered by each award will be determined by the Compensation Committee, but during any fiscal year of the Corporation no participant may be granted options for more than 1,700,000 shares or TLSARs for more than 235,000 shares. A total of 7,000,000 shares of the Corporation's common stock will be authorized for issuance under the 1995 Plan, subject to stockholder approval of Proposal 5. The number of shares authorized, the numerical limitation on individual grants, and the terms of outstanding options and TLSARs and will be adjusted as appropriate to reflect any stock splits, stock dividends, other extraordinary transactions or other changes to the capital structure of the Corporation. The closing price of the Corporation's common stock on March [ ],
1998 was $[       ].

     The Board of Directors and the Compensation Committee are authorized to amend the 1995 Plan at any time, but stockholder approval of an amendment is required if necessary in order to preserve the 1995 Plan's qualification under
Section 162(m) of the Code.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Program

     The Corporation's compensation program is designed to enhance shareholder value by linking a large part of executive compensation directly to share price and those aspects of performance that are highly correlated with share price. The objective is to provide executives an opportunity to achieve total compensation at the 75th percentile or above for exceptional performance. The primary components of the compensation program are base salary, an annual cash bonus, a long-term opportunity to participate in increased shareholder value through grants of stock options and the Cash LTIP, which is being submitted for stockholder approval.

     Responsibilities of the Management Development and Compensation Committee

     The Compensation Committee of the Board of Directors was established in 1961 and since that time has consisted solely of independent, non-employee directors. The Committee establishes corporate compensation objectives, reviews comparative studies of compensation programs to enable the Corporation to offer the competitive compensation programs necessary to attract and retain superior management and reviews and approves cash compensation arrangements and incentive plans for senior management. The Compensation Committee also grants stock options, restricted stock and other awards under the Corporation's stock option plans, approves the terms of such grants and awards and interprets incentive plans, as required. As administrator of the annual Value Added Incentive Plan, the Compensation Committee also took certain actions for 1997, including establishing target awards prior to the beginning of the year and certifying in writing that performance goals were achieved prior to approving payment of awards under that plan.

     As needed, the Compensation Committee engages an executive compensation consultant to review competitive levels of total compensation, including base salary and annual and long-term incentive programs. Additionally, the consultant provides information on the value of individual option awards, conducts comparative studies, reviews proposed changes related to the Corporation's compensation program, and provides information on general compensation trends. Included in the Corporation's comparator group of companies are a combination of companies in the S&P Financial Index (excluding banks and savings and loan associations) and a sampling of companies with stockholders' equity of similar size to that of the Corporation, for which data is readily available. The Compensation Committee meets without management present to discuss the Chief Executive Officer's performance, base salary and target incentive compensation.

     Elements of the Compensation Program

     The primary elements of the Corporation's compensation program for the Chief Executive Officer ("CEO") and other executive officers of the Corporation are described below.

     Base Salary. Base salaries are reviewed annually by the Compensation Committee using competitive data provided by the compensation consultant and considering industry and national trends. Individual salaries are adjusted based on this information and the executive's performance for the preceding year and current responsibilities. On average, salaries of executive officers, including the salary of the CEO, were between the [median and 75th percentile] of salaries of like positions in comparator companies. The CEO last received a base salary increase in January 1994.

     Annual Incentive Plan. The Value Added Incentive Plan (the "Value Added Plan"), approved by stockholders in 1994, covers the CEO and the other named executive officers. The Value Added Plan rewards management for both improving operating results and efficiently employing the Corporation's capital. Awards under the Value Added Plan are based on the Corporation's actual Value Added, which is defined as the Corporation's Adjusted Net Income minus an equity charge, expressed as a percentage of the Corporation's Average Adjusted Equity, all as defined in the Value Added Plan. The only annual incentive award that the Corporation's CEO received in 1997 was an award pursuant to the Value Added Plan.

     The Corporation's Value Added for 1997 generated the maximum of 300 percent of target bonuses for plan participants. A significant contributor to that result was the gain on the sale of the consumer finance operations. However, the Compensation Committee exercised its discretion and reduced bonus amounts to 100 percent of the original target level. The Corporation continues to strengthen its focus on increasing Value Added and to efficiently manage the capital utilized in its business. The total amount awarded to other executive officers
named in the Summary Compensation Table on page   was based substantially on
Value Added as described above for the CEO. Additionally, the other executive officers were awarded amounts based on the performance of business units reporting to them and/or the accomplishment of certain strategic goals.

     Stock Option Awards. In 1995, stockholders approved adoption of the 1995 Plan and the grants made pursuant to the 1995 Plan. Under the 1995 Plan, which is designed to motivate management to achieve superior stockholder returns, stockholders must realize significant returns on their investment before management can receive any significant gains on their options. The 1995 Plan, together with the annual Value Added Incentive Plan and the newly adopted Cash
LTIP (see page   ), focuses the Corporation's senior management on delivering significant shareholder value.

     As approved by the Corporation's stockholders, the CEO received premium-priced options and performance-vesting options in 1995. The number of options granted to the CEO was determined in part based on his not receiving any additional option awards for the three-year period 1995 through 1997.

     Long-Term Incentive Plan. In 1997, the Board of Directors approved the adoption of the Cash LTIP to reward senior management for achieving targeted value added results during a multi-year performance period. See pages to for a complete description of the Cash LTIP. While no executive has yet received any compensation under the Cash LTIP, and there is no certainty, in light of the performance goals built into the Cash LTIP, that any payout will occur, the Compensation Committee nevertheless views the potential awards under such plan as an integral part of the total compensation payable to the Corporation's senior management for the specified performance period.

     Policy Regarding Deductibility of Compensation

     Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to the Corporation's CEO and to each of the other four most highly compensated executive officers. The Corporation generally may deduct compensation paid to such an officer only to the extent the compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in Section 162(m). In addition, Section 162(m) requires that the Compensation Committee consist entirely of outside directors, as defined in the Code, and the Corporation's Compensation Committee meets this requirement. The Compensation Committee considers the net cost to the Corporation in making compensation decisions. Accordingly, the annual Value Added Incentive Plan, the Cash LTIP, the 1985 Stock Option and Award Plan, and the 1995 Plan each have been designed to permit the Compensation Committee to make payments under those plans that will qualify as performance-based compensation under Section 162(m). Thus, the Corporation will continue to receive a federal income tax deduction for such compensation.

                                          COMPENSATION COMMITTEE MEMBERS

                                          Peter V. Ueberroth, Chairman
                                          Samuel L. Ginn
                                          Robert W. Matschullat
                                          Forrest N. Shumway

STOCK PRICE PERFORMANCE

     The following graph shows the cumulative total return (with dividends reinvested) of the Corporation, the S&P 500, and the S&P Financial Index* over the years 1993 through 1997, inclusive:

            Cumulative Total Return as of December 31st of Each Year
                (assumes $100 was invested on December 31, 1992)

Company/Index      Transamerica           S & P 500         S & P Financial
                    Corporation             Index               Index*
1993                  122.57                110.08              113.03
1994                  111.76                111.53              112.11
1995                  168.95                153.45              168.46
1996                  188.09                188.68              213.61
1997                  258.81                251.63              317.73

All data for the performance graph was provided by Standard & Poor's Compustat Services.
---------------

* Adjusted to exclude banks and savings and loan institutions.

     The following tables contain specific compensation information for the Chief Executive Officer and the next four most highly compensated individuals serving as executive officers of the Corporation at December 31, 1997.

SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                      ------------
                                        ANNUAL COMPENSATION            SECURITIES
                                   ------------------------------      UNDERLYING         ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR      SALARY       BONUS         OPTIONS        COMPENSATION(1)
---------------------------------  ----     --------     --------     ------------     ---------------
Frank C. Herringer...............  1997     $975,000     $975,000               0         $ 128,873
Chairman, President and Chief      1996      975,000      756,132               0           125,513
Executive Officer                  1995      975,000      708,776       1,585,000           103,657
Robert A. Watson.................  1997     $670,000     $380,000               0         $  74,141
Executive Vice President (2)       1996      640,000      300,000          50,000            68,466
                                   1995      306,923      200,000         500,000            22,282
Richard H. Finn..................  1997     $680,000     $300,000               0         $ 132,971
Executive Vice President           1996      670,000      300,000               0           260,363
                                   1995      640,000      375,000         700,000           202,314
Richard N. Latzer................  1997     $475,000     $450,000          37,500         $  90,410
Senior Vice President and Chief    1996      450,000      350,000          35,000            80,132
Investment Officer                 1995      430,000      300,000         155,000            48,992
Thomas J. Cusack.................  1997     $575,000     $300,000               0         $ 133,323
Executive Vice President           1996      500,000      300,000               0           128,797
                                   1995      389,298      296,250         500,000            47,475

---------------

(1) For 1997, includes (i) employer matching contributions under the Stock Savings Plan, a 401(k) plan: $1,125 for each of the named executive officers; (ii) employer matching contributions under the Stock Savings Plan Plus, a plan designed to supplement the 401(k) plan: Mr. Herringer, $76,785; Mr. Watson, $42,525; Mr. Finn, $42,975; Mr. Latzer, $36,008; Mr. Cusack,
    $38,358; (iii) employer contributions for additional life, accidental death and dismemberment, and disability insurance: Mr. Herringer, $39,063; Mr. Watson, $19,244; Mr. Finn, $88,871; Mr. Latzer, $43,861; Mr. Cusack, $7,128;
    (iv) above market interest on deferred compensation: Mr. Herringer, $11,900; Mr. Watson, $11,247; Mr. Latzer, $9,416; Mr. Cusack, $1,712; (v) forgiveness of a portion of the principal amount of a loan in connection with relocation
    and purchase of a new home (see Certain Transactions on page   ): Mr.
    Cusack, $85,000.

(2) Mr. Watson became an executive officer in June 1995.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                          NUMBER OF     PERCENT OF                                          OF STOCK PRICE
                          SECURITIES   TOTAL OPTIONS                                         APPRECIATION
                          UNDERLYING    GRANTED TO     EXERCISE OR                        FOR OPTION TERM(3)
                           OPTIONS     EMPLOYEES IN     BASE PRICE                      -----------------------
          NAME            GRANTED(1)    FISCAL YEAR    ($/SHARE)(2)   EXPIRATION DATE       5%          10%
------------------------- ----------   -------------   ------------   ---------------   ----------   ----------
Frank C. Herringer.......        0
Robert A. Watson.........        0
Richard H. Finn..........        0
Richard N. Latzer........   37,500          2.38%         $86.38       Feb. 14, 2007    $2,037,000   $5,163,000
Thomas J. Cusack.........        0

---------------

(1) Options granted for a term of 10 years with an exercise price of $86.38 (the market price on the date of grant) and become exercisable in four annual installments commencing one year from the date of grant (assuming continued employment). No stock appreciation rights were granted in 1997.

(2) Subject to the discretion of the Management Development and Compensation Committee, the exercise price and tax withholding obligations may be paid in stock.

(3) The Corporation's stock price on February 14, 2007, the end of the option term, would be $140.70 or $224.05 at annual appreciation rates of 5 percent or 10 percent, respectively. There can be no assurance that such increase, or any increase, in the price of the stock will be achieved.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN THE MONEY OPTIONS AT
                             SHARES                         DECEMBER 31, 1997           DECEMBER 31, 1997(2)
                            ACQUIRED        VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Frank C. Herringer.......    324,700     $18,093,072     1,597,500      462,500      $41,840,000    $21,846,000
Robert A. Watson.........          0               0       462,500       87,500        8,040,000      3,495,000
Richard H. Finn..........    116,700       6,986,305       710,000      220,000       24,652,000     10,411,000
Richard N. Latzer........          0               0       335,000       92,500       13,913,000      3,082,000
Thomas J. Cusack.........          0               0       550,550      108,750       14,588,000      5,136,000

---------------

(1) The value realized is the difference between (a) the mean of the high and low prices of the Corporation's common stock for New York Stock Exchange Composite Transactions on the date of exercise and (b) the exercise price of the option, multiplied by the number of shares exercised.

(2) The value of unexercisable options is the closing price of the Corporation's common stock for New York Stock Exchange Composite Transactions on December 31, 1997, $106.50, less the exercise price of the option, multiplied by the number of options outstanding.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                        NUMBER OF
                         SHARES,        PERFORMANCE OR                  ESTIMATED FUTURE PAYOUTS
                          UNITS          OTHER PERIOD                 UNDER NON-STOCK PRICED PLANS
                         OR OTHER       UNTIL MATURA-      --------------------------------------------------
        NAME            RIGHTS (#)      TION OR PAYOUT     THRESHOLD($)(2)     TARGET($)(3)     MAXIMUM($)(2)
---------------------  ------------     --------------     ---------------     ------------     -------------
Frank C. Herringer...      N/A           2 1/2 years           800,000           3,200,000        4,800,000
Robert A. Watson.....      N/A           2 1/2 years           450,000           1,800,000        2,700,000
Richard H. Latzer....      N/A           2 1/2 years           200,000             800,000        1,200,000
Thomas J. Cusack.....      N/A           2 1/2 years           450,000           1,800,000        2,700,000
Edgar H. Grubb(4)....      N/A           2 1/2 years           250,000           1,000,000        1,500,000

---------------

(1) Determinations by the Compensation Committee that the named executive officers may participate in the Cash LTIP and might receive such compensation for any such period is an award for purposes of this table. Awards (i.e., the determination of participation in the Cash LTIP) for the measurement period from July 1, 1997 to December 31, 1999 were made before September 29, 1997. Under the Cash LTIP, each named executive officer may receive compensation payable in cash or in common stock, or a combination thereof, based upon the Company's achievement of objectives for value added over the two and one-half year performance period. See Proposal 3 on page for more information concerning the Cash LTIP.

(2) If 75 percent of the value added target established by the Compensation Committee at the beginning of the period is achieved, the amounts payable will be 25 percent of the target awards. If the valued added for the period does not at least equal such minimum level, no amount will be paid. If the value added target is exceeded, the maximum amounts payable will be 150 percent of the target awards.

(3) Target awards were established by the Compensation Committee based on competitive levels of long-term compensation for 1998 and 1999.

(4) Mr. Grubb is Executive Vice President and Chief Financial Officer and a member of the Corporation's Senior Executive Committee.

PENSION PLAN AND SUPPLEMENTAL PENSION PLANS

     The Corporation has had a retirement plan for eligible employees since 1935. Substantially all of the Corporation's subsidiaries participate in the plan. Since applicable federal laws and the pension plan limit certain participants' retirement plan benefits to an amount less than the amount otherwise provided by the formula and prohibit certain compensation from being counted for pension purposes, the Corporation, in accordance with the terms of its Supplemental Pension Plan and SSP+ Supplemental Pension Plan, will make supplemental payments to make up those differences.

                                YEARS OF SERVICE
               ---------------------------------------------------
REMUNERATION      10           15            20         25 OR MORE
----------     --------     --------     ----------     ----------
$  200,000     $ 39,000     $ 58,000     $   78,000     $   97,000
   400,000       79,000      118,000        158,000        197,000
   600,000      119,000      178,000        238,000        297,000
   800,000      159,000      238,000        318,000        397,000
 1,000,000      199,000      298,000        398,000        497,000
 1,200,000      239,000      358,000        478,000        597,000
 1,400,000      279,000      418,000        558,000        697,000
 1,800,000      359,000      538,000        718,000        897,000
 2,200,000      439,000      658,000        878,000      1,097,000
 2,600,000      519,000      778,000      1,038,000      1,297,000

     As of December 31, 1997, the named executive officers had the following years of benefit service: Mr. Herringer, 19 years; Mr. Watson, 5 years; Mr. Finn, 19 years; Mr. Latzer, 9 years; Mr. Cusack, 8 years.

     The table above shows the total estimated annual retirement benefits payable under all pension plans to employees, including executive officers, upon normal retirement on January 1, 1998 after selected periods of benefit service assuming such employees and their spouses elect a single life annuity rather than a form of joint and survivor or other form of annuity. If another form of annuity was selected, the benefits would generally be lower than those shown in the table.

     The pension plans currently provide for a benefit for each participant, including the named executive officers, (payable as a single life annuity) of 2 percent of his or her final average compensation (average compensation during the highest 60 consecutive months of his or her final 120 months of employment) less 0.4 percent of his or her age 65 monthly Social Security-covered compensation, with the result multiplied by years of benefit service (up to a maximum of 25 years). Under the pension plans, an executive's pensionable remuneration or covered compensation means his or her salary and target bonus under the bonus plan(s) applicable to the executive. For each named executive officer, covered compensation for 1996 was within 10 percent of the total Annual Compensation shown in the Summary Compensation Table on page . Benefits earned under the pension plans' prior benefit formulas are protected to the extent they exceed benefits earned under the current formula. A participant is fully vested in his or her retirement benefit after five years of service.

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with each of the executive officers named in the Summary Compensation Table on page . The agreements provide that, if the executive is terminated other than for cause, retirement or disability within three years after a change of control of the Corporation or if the executive terminates his employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the executive is entitled to receive a lump sum severance payment equal to three times the sum of his highest target annual compensation during the three years immediately preceding the change in control, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive for excise taxes imposed with respect to payments or benefits received due to a change of control (and for any income taxes imposed with respect to such additional payment).

EMPLOYMENT AGREEMENT

     On November 4, 1997, the Corporation entered into an employment agreement with Mr. Herringer under which Mr. Herringer agreed to remain as Chairman of the Board and Chief Executive Officer at least until December 31, 2001. The agreement provides for base salary of not less than $975,000 per year, subject to review at least annually. Mr. Herringer also will be entitled to participate in the Corporation's annual Value Added Incentive Plan with a target annual bonus of at least 100 percent of his base salary, provided that his actual bonus (if any) will be determined pursuant to the terms of such plan. Mr. Herringer will participate in the proposed Cash LTIP, which generally provides a target bonus for him of $3.2 million to be paid in February 2000 if certain cumulative value added targets for the period from July 1, 1997 through December 31, 1999 are achieved.

     The agreement provides that, subject to stockholder approval of the increase in shares available under the 1995 Plan, Mr. Herringer has been granted nonqualified stock options to purchase 645,00 shares of the Corporation's common stock pursuant to 1995 Plan with an exercise price of $150 per share. Together with such options, Mr. Herringer was granted 235,000 TLSARs with an exercise price of $105.19, which cannot be exercised unless (among other things) there is a change of control (as defined in the 1995 Plan) of the Corporation. As a retention incentive, Mr. Herringer was credited on January 2, 1998 with 105,000 phantom restricted shares of the Corporation's common stock to vest on December 31, 2001, or his later actual retirement date. In addition to the benefits available under Mr. Herringer's severance agreement with the Corporation, a pro rata portion of such phantom restricted shares will vest if his employment is terminated upon a change of control of the Corporation.

     The agreement also provides that Mr. Herringer is entitled to participate in the employee benefit plans (e.g., health insurance) generally available to other executives and employees of the Corporation.

                              CERTAIN TRANSACTIONS

     In August 1995, Mr. Cusack entered into an agreement with the Corporation in connection with his relocation to Los Angeles pursuant to which the Corporation agreed to loan Mr. Cusack $425,000 to assist him with the purchase of a home in the Southern California area. The loan, which was made on August 15, 1995, is secured by a deed of trust on Mr. Cusack's residence. The loan is interest-free and is being forgiven ratably over its five-year term provided that Mr. Cusack remains an employee of the Corporation at each successive anniversary date of the loan. In 1997, the principal amount of $85,000 was forgiven, and the current balance of the loan is $255,000. The loan will be forgiven in full if Mr. Cusack dies or becomes permanently disabled, if he terminates his employment for good reason (as defined in the agreement), if the Corporation terminates his employment other than for cause (as defined in the agreement) or if, at the Corporation's request, he sells his home in the Southern California area and relocates in connection with his continued employment by the Corporation. If Mr. Cusack dies or becomes permanently disabled during the term of the loan, the Corporation has agreed to reimburse him or his estate for taxes paid by him or his estate as a result of the forgiveness of the loan. If, during the term of the loan, Mr. Cusack voluntarily terminates his employment with the Corporation (other than for good reason) or the Corporation terminates his employment for cause, the principal amount of the loan then outstanding plus interest at 12 percent per annum from the date of such termination will become due.

     In 1997, the Corporation and its subsidiaries obtained legal services from the law firm of Pillsbury Madison & Sutro LLP, of which Ms. Rembe is a member, on terms which the Corporation believes were as favorable as would have been obtained from unaffiliated third parties. It is anticipated that such law firm will perform additional legal services for the Corporation and its subsidiaries in 1998.

                             PRINCIPAL STOCKHOLDERS

     Oppenheimer Group, Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281, has filed a statement on Schedule 13G with the Securities and Exchange Commission in which it reported owning, as of December 31, 1997,
[          ] shares, or [  ] percent, of the Corporation's outstanding common stock. Oppenheimer Group, Inc. reported that it had shared voting power and
shared dispositive power with respect to all [          ] shares. The
Corporation does not know of any other person who is the beneficial owner of more than 5 percent of the Corporation's outstanding common stock.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. However, as to any other matters which may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the designated proxy holders.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholder proposal intended to be presented at the 1999 Annual Meeting of Stockholders of the Corporation must be received by the Corporation no later than November [ ], 1998, for inclusion in the Corporation's Proxy Statement and form of proxy relating to such meeting.

San Francisco, California
March [  ], 1998

                                   EXHIBIT A

                            TRANSAMERICA CORPORATION
                         CASH LONG-TERM INCENTIVE PLAN

     1.  ESTABLISHMENT AND PURPOSE

     1.1 Purpose. Transamerica Corporation hereby establishes the Transamerica Corporation 1998 Cash Long-Term Incentive Plan (the "Plan"). The Plan is intended to increase shareholder value and the success of the Company by motivating key executives to achieve the Company's objectives for value added.

     1.2  Effective Date. The Plan is effective as of July 1, 1997.

     2.  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2 "Actual Award" means the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula, subject to the Committee's authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

     2.3 "Adjusted Net Income" means the Company's net income in accordance with Generally Accepted Accounting Principles as reported during the Performance Period adjusted for (a) the elimination of the cumulative effects of changes in accounting standards, (b) the amortization of gains or losses on equipment disposition in lieu of reported gains or losses , (c) amortized bond, equity and other portfolio gains and losses in lieu of realized gains and losses as reported, and (d) the economic impact of the amortization of intangibles, including goodwill, acquired in a business acquisition in lieu of reported intangible amortization.

     2.4 "Adjusted Equity" means the Company's stockholders' equity as reported during the Performance Period, adjusted to exclude (a) preferred stock and (b) net unrealized gains and losses on marketable equity and debt securities and foreign currency translation adjustments, and to include the accumulated intangibles, including goodwill, amortization adjustment as calculated for Adjusted Net Income related to assets acquired in a business acquisition that are still owned by the Company.

     2.5 "Average Adjusted Equity" means the "three-point" quarterly average of the Adjusted Equity for 1997 (the first point being June 30, 1997) and the "five-point" quarterly average of the Adjusted Equity for each of the other years in the Performance Period, 1998 and 1999 (the first point of each such year being December 31 of the preceding year).

     2.6 "Affiliate" means (a) any corporation in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock, or any partnership, limited liability company or other entity in which the Company's ownership interest represents, directly or indirectly, twenty-five percent or more of the total ownership interests in such partnership, limited liability company, or entity; or (b) any corporation or any other entity (including, but not limited to, partnerships, joint ventures and limited liability companies) that the Committee, in its sole discretion, determines to be controlling, controlled by, or under common control with the Company.

     2.7 "Base Salary" means as to any Participant, his or her annualized salary rate as of the first day of the Performance Period.

     2.8  "Board" means the Company's Board of Directors.

     2.9  "Change of Control" means the occurrence of any of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control: (i) any increase in such percentage ownership of a Person to 20% or more resulting solely from any acquisition of shares directly from the Company or any acquisition of shares by the Company, provided, however, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 2% or more (measured as of the date of each such subsequent acquisition) to such Person's beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall be deemed to constitute a Change of Control, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (c) below; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding Company Common Stock and Outstanding Company Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the thenoutstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     2.10 "Committee" means the Management Development and Compensation Committee of the Board.

     2.11  "Company" means Transamerica Corporation, a Delaware corporation.

     2.12 "Cost of Equity" means imputed equity cost based on a formula approved by the Committee prior to the Determination Date.

     2.13 "Cumulative Value Added" means the sum of the Value Added for the periods (a) July 1, 1997 through December 31, 1997, (b) January 1, 1998 through December 31, 1998, and (c) January 1, 1999 through December 31, 1999).

     2.14  "Determination Date" means September 29, 1997.

     2.15 "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

     2.16 "Maximum Award" means as to any Participant, $5,000,000. The Maximum Award is the maximum amount which may be paid to a Participant under the Plan.

     2.17 "Participant" means an executive of the Company or an Affiliate who has been selected by the Committee for participation in the Plan.

     2.18 "Payout Formula" means the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants.

     2.19 "Performance Goal" means the goal determined by the Committee (in its discretion) to be applicable to Participants for the Performance Period. As determined by the Committee, the Performance Goal applicable to all Participants shall provide for a targeted level of achievement of Cumulative Value Added over the Performance Period.

     2.20 "Performance Period" means the two and one-half year period beginning on July 1, 1997, and ending on December 31, 1999.

     2.21 "Retirement" means, with respect to a Participant, Termination of Employment by reason of the Participant's retirement at or after his or her earliest permissible retirement date pursuant to and in accordance with his or her employer's tax-qualified retirement plan.

     2.22 "Target Award" means the target award payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3.3.

     2.23 "Termination of Employment" means a cessation of the employee-employer relationship between a Participant and the Corporation or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Corporation or an Affiliate.

     2.24 "Value Added" means Adjusted Net Income minus a capital charge. The capital charge is determined by multiplying the Company's Average Adjusted Equity by the Cost of Equity. Prior to the Determination Date, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Value Added with respect to one or more Participants.

     3.  SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

     3.1 Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the executives of the Company and its Affiliates who shall be the initial Participants. After the Determination Date, the Committee, in its sole discretion, may select one or more newly hired or promoted executives to be Participants. In selecting Participants, the Committee shall choose executives who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee. Accordingly, no executive is in any way guaranteed or assured of being selected for participation.

     3.2 Determination of Performance. The Committee, in its sole discretion, shall establish the Performance Goal for Participants. For each Participant who is selected as such prior to the Determination Date, his or her Performance Goal also shall be established prior to the Determination Date. All Performance Goals shall be set forth in writing.

     3.3 Determination of Target Awards. The Committee shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing. For each Participant who is selected as such prior to the Determination Date, his or her Target Award also shall be established prior to the Determination Date.

     3.4 Determination of Payout Formula or Formulae. The Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goal(s), (c) provide for the payment of a Participant's Target Award if the Performance Goals are exactly achieved, and
(d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. For each Participant who is selected as such prior to the Determination Date, his or her Payout Formula also shall be established prior to the Determination Date.

     3.5 Determination of Actual Awards. After the end of the Performance Period, the Committee shall certify in writing the extent to which the Performance Goal applicable to each Participant was achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee, subject to the provisions of this Section 3.5. Notwithstanding any contrary provision of the Plan, no Participant's Actual Award under the Plan may exceed his or her Maximum Award.

          3.5.1 Committee Discretion to Reduce Awards. The Committee, in its sole discretion, may reduce the Actual Award payable to any Participant to the lesser of (a) his or her Target Award, or (b) 75% of the Actual Award which otherwise would be payable under the Payout Formula. The Committee's authority under this Section 3.5.1 may, in the Committee's sole discretion, be applied after any other reduction provisions of this Section 3.5.

          3.5.2 Death or Disability. If a Participant incurs a Termination of Employment prior to the end of the Performance Period due to his or her Disability or death, the Committee shall reduce the award which otherwise would be payable under the Payout Formula to him or her proportionately based on the portion of the Performance Period which remains after the date of Termination of Employment.

          3.5.3  Retirement or Certain Involuntary Terminations of
     Employment. If a Participant incurs a Termination of Employment prior to the end of the Performance Period (a) due to his or her Retirement or (b) other than for "cause" or due to Disability or death, the Committee, in its discretion, may reduce or eliminate the award which otherwise would be payable to him or her under the Payout Formula. For purposes of this
     Section 3.5.3, "cause" has the same meaning as under the standard form of agreement regarding termination of employment following a change of control applicable to the Company's senior executives, as such standard form may be amended from time to time.

          3.5.4 Other Terminations of Employment. Except as otherwise expressly provided in Section 3.5.2 or 3.5.3, if a Participant incurs a Termination of Employment prior to the end of the Performance Period, he or she shall not be entitled to the payment of an Actual Award.

          3.5.5 Cessation of SMC Status. If a Participant ceases to be a member of the Company's Senior Management Council (or any successor thereto), but remains an employee of the Company or an Affiliate, the Committee, in its sole discretion, may reduce or eliminate the Actual Award payable to the Participant below that which otherwise would be payable to him or her under the Payout Formula.

     4.  PAYMENT OF AWARDS

     4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that directly employs the Participant (as the case may be). Nothing in this Plan shall be construed to create a trust or to establish or evidence any

Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

     4.2 Timing of Payment. Payment of each Actual Award shall be made in February 2000, except as provided in Section 4.4.

     4.3 Form of Payment. Each Actual Award normally shall be paid in cash in a single lump sum. However, the Committee, in its sole discretion, may declare up to 50% of any Actual Award payable in restricted shares of the Company's common stock granted under the Company's 1985 or 1996 Stock Option and Award Plan. The number of shares so granted shall be determined by dividing (a) the cash amount foregone, by (b) the "fair market value" of a share on the date that the cash payment otherwise would have been made. For this purpose, "fair market value" shall mean the closing price on the New York Stock Exchange on the day in question. Any restricted stock so awarded shall vest not later than the date that is two years after the date of grant (assuming continued employment with the Company and its Affiliates), subject to 100% acceleration of vesting for (1) Termination of Employment due to death, Disability, or Retirement, or (2) the occurrence of a Change of Control.

     4.4 Effect of Change of Control. Notwithstanding any contrary provision of the Plan, if a Change of Control occurs prior to the end of the Performance Period, each Participant who was an employee of the Company or an Affiliate immediately prior to the Change of Control shall be entitled to a payment equal to the greater of (a) one-third of his or her Target Award, or (b) the proportion of his or her Target Award determined by dividing (y) the number of days through the effective date of the Change of Control by (z) the number of days in the Performance Period. Such payment shall be made (a) in a single cash lump sum, and (b) no later than the tenth business day after the Change of Control.

     4.5 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her, the Award shall be paid to his or her beneficiary.

          4.5.1 Beneficiary Designations. Each Participant may, pursuant to such procedures as the Committee may specify, designate one or more beneficiaries.

          4.5.2 Spousal Consent. If a Participant designates a person other than or in addition to his or her spouse as a primary beneficiary, the designation shall be ineffective unless the Participant's spouse consents to the designation. Any spousal consent required under this Section 4.5.2 shall be ineffective unless it (a) is set forth in writing in a form specified in the discretion of the Committee, and (b) acknowledges the effect of the Participant's designation of another person as his or her beneficiary under the Plan. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because the Participant has no spouse or the spouse cannot be located, his or her designation shall be effective without a spousal consent. Any spousal consent required under this Section 4.5.2 shall be valid only with respect to the spouse who signs the consent. A Participant may revoke his or her beneficiary designation at any time, provided that such revocation is in writing.

          4.5.3 Changes and Failed Designations. A Participant may designate different beneficiaries (or may revoke a prior beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in accordance with this Section 4.5. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations. If a Participant dies without having effectively designated a beneficiary, or if no beneficiary survives the Participant, the Participant's Actual Award (if any) shall be paid to his or her estate.

          4.5.4 Authorized Plan Administrator. For purposes of beneficiary designations made by Participants, the Committee may designate an individual to act on its behalf. Such an Authorized Plan Administrator shall be the Company's Director of Compensation unless designated otherwise by the Committee.

     5.  ADMINISTRATION

     5.1 Committee is the Administrator. The Plan shall be administered by the Committee.

     5.2 Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

     5.3 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any federal, FICA, state, and local taxes.

     6.  GENERAL PROVISIONS

     6.1 Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

     6.2 No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for the duration of the Performance Period or for any other period. Employment with the Company is on an at-will basis only. The Company or the Affiliate employing the Participant expressly reserves the right, which may be exercised at any time and without regard to when during the Performance Period such exercise occurs, to terminate any Participant's employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

     6.3 Compensation not Counted under other Plans. Neither Target Awards nor any Actual Awards paid under the Plan will be considered for purposes of contributions or benefits under any other employee benefit plan sponsored by the Company and/or its Affiliates, provided up to 75% of the cash portion of a Participant's Actual Award (if any) may be deferred in accordance with the provisions of the Company's Deferred Compensation Plan pursuant to elections made in accordance with such plan.

     6.4 No Individual Liability. No member of the Committee or the Board, or any officer of the Company or an Affiliate, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

     6.5 Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California, with the exception of California's conflict of laws provisions.

     7.  AMENDMENT AND TERMINATION

     7.1 Amendment and Termination. Prior to a change of control, the Board may amend or terminate the Plan at any time and for any reason provided that no amendment or termination may, without the consent of the Participant, alter or impair any rights or obligations under any Target Award of such Participant.

                                   EXHIBIT B

                            TRANSAMERICA CORPORATION

                       1995 PERFORMANCE STOCK OPTION PLAN

                                   SECTION 1

                             BACKGROUND AND PURPOSE

     1.1 Background and Effective Date. The Plan permits the grant of Options and Tandem Limited Stock Appreciation Rights. The Plan is effective as of January 26, 1995, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Stockholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

     1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain key executives of the Corporation and its Affiliates. The Plan is intended to motivate Participants to manage the Corporation to provide a superior return to stockholders. The Plan is further intended to align Participants' interests with those of the Corporation's stockholders.

                                   SECTION 2

                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2 "Affiliate" means (a) any corporation in which the Corporation owns, directly or indirectly, twenty-five percent or more of the voting stock, or any partnership, limited liability company or other entity in which the Corporation's ownership interest represents, directly or indirectly, twenty-five percent or more of the total ownership interests in such partnership, limited liability company, or entity; or (b) any corporation or any other entity (including, but not limited to, partnerships, joint ventures and limited liability companies) that the Committee, in its sole discretion, determines to be controlling, controlled by, or under common control with the Corporation.

     2.3 "Award" means, individually or collectively, a grant under the Plan of Options and/or TLSARs.

     2.4 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award.

     2.5  "Board" means the Board of Directors of the Corporation.

     2.6  "Change of Control" means the occurrence of any of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control: (i) any increase in such percentage ownership of a Person to 20% or more resulting solely from any acquisition of shares directly from the Corporation or any acquisition of shares by the Corporation, provided, however, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 2% or more (measured as of the date of each such subsequent acquisition) to such Person's beneficial ownership of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities shall be deemed to constitute a Change of Control, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (c) below; or

          (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

          (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     2.7 "Change of Control Value" means the greater of (a) the highest Fair Market Value of a Share during the period of 60 consecutive days which ends on the date of a Change of Control, or (b) the highest price per Share paid in the transaction which gives rise to the Change of Control.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.9 "Committee" means the Management Development and Compensation Committee of the Board, or any other committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

     2.10 "Corporation" means Transamerica Corporation, a Delaware corporation, or any successor thereto.

     2.11  "Director" means any individual who is a member of the Board.

     2.12 "Disability" means a Termination of Employment by reason of the Executive's becoming permanently and totally disabled. An Executive shall be deemed to have become permanently and totally disabled for purposes of the Plan if (and only if) he or she has become permanently and totally disabled under the long-term disability plan sponsored by his or her employer.

     2.13 "Early Retirement" means a Termination of Employment by reason of the Executive's early retirement at or after his or her "Early Retirement Date" under the Retirement Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (or any successor thereto).

     2.14 "Executive" means (a) an employee of the Corporation or of an Affiliate who is a member of the SEC and/or the SMC, whether such employee is a member at the time the Plan is adopted or becomes a member subsequent to the adoption of the Plan, or (b) with respect to Options granted pursuant to Section 5.3.3(a) or (b), an employee of the Corporation or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.15 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or TLSAR.

     2.16 "Fair Market Value" means the last quoted per Share selling price for Shares on the relevant date, as quoted in the New York Stock Exchange Composite Transactions Index published in The Wall Street Journal, or if there were no sales on such date, the last quoted selling price on the nearest day after the relevant date, as determined by the Committee.

     2.17 "Grant Date" means, with respect to an Award, the date that the Award was granted.

     2.18 "Normal Retirement" means a Termination of Employment by reason of the Executive's retirement at or after his or her "Normal Retirement Date" under the Retirement Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (or any successor thereto).

     2.19  "Option" means an option to purchase Shares which is granted under
Section 5 and which is not intended to be an Incentive Stock Option under section 422 of the Code.

     2.20  "Participant" means an Executive who has an outstanding Award.

     2.21 "Plan" means the Transamerica Corporation 1995 Performance Stock Option Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.22  "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act.

     2.23 "SEC" means the Corporation's Senior Executive Committee (or any successor thereto).

     2.24 "SMC" means the Corporation's Senior Management Council (or any successor thereto).

     2.25 "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

     2.26  "Shares" means the shares of common stock of the Corporation.

     2.27 "Tandem Limited Stock Appreciation Right" or "TLSAR" means an Award granted under Section 6 in connection with a related Option, the exercise of which shall require forfeiture of the related Option or portion thereof (and when the Option is exercised, the TLSAR shall be similarly cancelled).

     2.28 "Termination of Employment" means a cessation of the employee-employer relationship between an Executive and the Corporation or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Early Retirement, Normal Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Corporation or an Affiliate.

                                   SECTION 3

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) "disinterested persons" under Rule 16b-3, and (b) "outside directors" under section 162(m) of the Code.

     3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Executives shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Executives who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Except as provided in Section 4.3, after an Award has been granted, the Committee shall not reduce the Exercise Price of the Award (or cancel the Award and grant a substitute Award having a lower Exercise Price).

     3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Corporation; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under section 162(m) of the Code or Rule 16b-3.

     3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                   SECTION 4

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 7,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

     4.2 Lapsed Awards. If an Award (or portion thereof) is cancelled, terminates, expires, or lapses for any reason other than failure of an Option to become exercisable due to the price of the Shares not reaching the Fair Market Value specified in the Award Agreement for the required time during the specified period, any Shares subject to such Award again shall be available to be the subject of an Award. If an Option (or portion thereof) is cancelled, terminates, expires, or lapses due to failure of the Option to become exercisable on account of the price of the Shares not reaching the Fair Market Value specified in the Award Agreement for the required time during the specified period, any Shares subject to such Option shall not be available to be the subject of another Award.

     4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, distribution or other change in the corporate structure of the Corporation affecting the Shares, the Committee shall adjust the number and class of securities which may be delivered under the Plan, the number, class, and price of the securities subject to outstanding Awards, the prices set forth in Sections 5.3.1, 5.3.2, 5.3.3(a) and
(b), 5.4.1, 5.4.2, and 5.4.6(a) and (b) (and if applicable, of any other Options granted pursuant to Section 5.3.3 or 5.4.6), and the numerical limit of Sections
5.1 and 6.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of Awards. Notwithstanding the preceding sentence, the number of Shares subject to any Award shall always be a whole number.

                                   SECTION 5

                                    OPTIONS

     5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Executives at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any calendar year, no Participant shall be granted Options covering more than 1,700,000 Shares.

     5.2 Option Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

     5.3 Exercise Price. The Exercise Price for each Option shall be determined by the Committee in accordance with the provisions of this Section 5.3.

          5.3.1 Options Granted to SEC Members. The Exercise Price of Options that are granted on January 26, 1995, to members of the SEC shall be determined as follows. (The Fair Market Value of a Share on January 26, 1995, was $50.75 per Share.)

             (a) The Exercise Price for one of the Options granted to each such Executive shall be $60 per Share, The Option shall cover not more than 30% of the total Shares covered by all Options granted to the Executive on January 26, 1995.

             (b) The Exercise Price for one of the Options granted to each such Executive shall be $82 per Share. The Option shall cover not more than 30% of the total Shares covered by all Options granted the Executive on January 26, 1995.

             (c) The Exercise Price for one of the Options granted to each such Executive shall be $100 per Share. The Option shall cover not less than 40% of the total Shares covered by all Options granted to the Executive on January 26, 1995.

             (d) Notwithstanding the preceding, in the case of a member of the SEC who is expected to be eligible for Normal Retirement prior to January 1, 2002, (1) one of the Options granted to the Executive shall have an Exercise Price of $60 per Share and shall cover not more than 30% of the Shares covered by all Options granted to the Executive on January 26, 1995, and (2) the other Option granted to the Executive shall have an Exercise Price of $82 per Share and shall cover the remaining balance of the Shares covered by all Options granted to the Executive on January 26, 1995.

          5.3.2 Options Granted to Other SMC Members. In the case of each Option that is granted on January 26, 1995, to a member of the SMC (but not of the SEC), the Exercise Price for 100% of the Shares covered by the Option shall be $100 per Share. (The Fair Market Value of a Share on January 26, 1995, was $50.75 per Share.)

          5.3.3 Other Options. Except as provided in subparagraphs (a) and (b) of this Section 5.3.3, in the case of each Option that is not granted pursuant to Section 5.3.1 or Section 5.3.2, the Exercise Price of such Option shall be determined by the Committee in its discretion, provided that any such Exercise Prices shall represent an appropriate premium over the then Fair Market Value of a Share, as determined by the Committee.

             (a) Options with an Exercise Price of $125 per Share, or, if greater, the Fair Market Value per Share on the Grant Date, for 100% of the Shares covered by the Option may be granted to any Executive designated by the Committee.

             (b) Options with an Exercise Price of $150 per Share for 100% of the Shares covered by the Option shall be granted to any Executive designated by the Committee.

     5.4 Exercisability of Options. Each Option shall become exercisable in accordance with the provisions of this Section 5.4.

          5.4.1 Options Granted to SEC Members. Each Option that is granted on January 26, 1995, to an Executive who is a member of the SEC shall become exercisable in accordance with the provisions of this Section 5.4.1, but subject to the special rules of Sections 5.4.3, 5.4.4., and 5.4.5.

             (a) With respect to an Option that has an Exercise Price of $60 per share, the right to exercise 33 1/3% of the Shares covered by the Option shall accrue on the third anniversary of the Grant Date, the right to exercise an additional 33 1/3% of such Shares shall accrue on the fourth anniversary of the Grant Date, and the right to exercise the remaining Shares shall accrue on the fifth anniversary of the Grant Date, provided in each case that the Participant remains an Executive on the applicable anniversary date.

             (b) With respect to an Option that has an Exercise Price of $82 per share, the right to exercise 100% of the Shares covered by the Option shall accrue on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $82, provided that such tenth trading day occurs not later than five years after the Grant Date, and provided further that the Participant is an Executive on each such trading day (except to the extent provided in Sections 5.4.3 and 5.4.4).

             (c) With respect to an Option that has an Exercise Price of $100 per share, the right to exercise 100% of the Shares covered by the Option shall accrue on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $100, provided that such tenth trading day occurs not later than seven years after the Grant Date, and provided further that the Participant is an Executive on each such trading day (except to the extent provided in Sections 5.4.3 and 5.4.4).

          5.4.2 Options Granted to Other SMC Members. Each Option that is granted on January 26, 1995, to an Executive who is a member of the SMC (but not of the SEC) shall become exercisable as to 100% of the Shares covered by the Option on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $100, provided that such tenth trading day occurs within seven years of the Grant Date, and provided further that the Participant is an Executive on each such trading day (except to the extent provided in Sections 5.4.3 and 5.4.4.

          5.4.3 Special Rules for Normal and Early Retirement. If a Participant incurs a Termination of Employment on account of Normal Retirement, the following special rules shall apply (subject to Section 5.5). If within six months after the Participant's Normal Retirement, the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service, changes in the Fair Market Value of the Shares or the occurrence of a Change of Control, the right to exercise such Shares shall accrue on the date that such right otherwise would have accrued. If more than six months following the Participant's Normal Retirement, the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service, changes in the Fair Market Value of the Shares or the occurrence of Change of Control, the right to exercise a portion of such Shares shall accrue on the date that such right otherwise would have accrued. The Committee shall determine such portion on a pro-rata basis, based on the time elapsed from the Grant Date to the date of Normal Retirement and the vesting date. The Committee, in its sole discretion and on such terms and conditions as it may provide, may apply the special rules of this section 5.4.3 to a Participant who incurs a Termination of Employment on account of Early Retirement.

          5.4.4 Special Rule for Disability or Death. If a Participant incurs a Termination of Employment on account of Disability or death, the following special rules shall apply (subject to Section 5.5). If the date of the Participant's Disability or death is within six months of the date when the right to exercise any Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service, changes in the Fair Market Value of the Shares or the occurrence of a Change of

     Control, the right to exercise such Shares shall accrue on the date that such right otherwise would have accrued. If the date of the Participant's Disability or death is more than six months prior to the date when the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service, changes in the Fair Market Value of the Shares or the occurrence of a Change of Control, the right to exercise a portion of such Shares shall accrue on the date that such right otherwise would have accrued. The Committee shall determine such portion on a pro-rata basis, based on the time elapsed from the Grant Date to the date of Disability or death and the vesting date.

          5.4.5 Special Rule for Change of Control. With respect to each Option described in Section 5.3.1(a) or 5.3.3(a), if a Change of Control occurs prior to the Participant's Termination of Employment, the right to exercise 100% of the Shares subject to such Option shall accrue on the date that the Change of Control occurs.

          5.4.6  Other Options. Except as provided in subparagraphs (a), (b) and
     (c) of this Section 5.4.6, the periods of exercisability of each Option that is not granted pursuant to Section 5.3.1 or Section 5.3.2 shall be determined by the Committee in its sole discretion.

             (a) Subject to Section 5.4.5, each Option described in Section 5.3.3(a) shall become exercisable as to 33 1/3% of the Shares covered by the Option on the third anniversary of the Grant Date, as to an additional 33 1/3% of such Shares on the fourth anniversary of the Grant Date, and as to the remaining Shares on the fifth anniversary of the Grant Date, provided in each case that the Participant is an Executive on the applicable anniversary date (except to the extent provided in Section 5.4.6(c)):

             (b) Each Option described in Section 5.3.3(b) shall become exercisable as to 100% of the Shares covered by the Option on the first date on which both of the following conditions shall have occurred, provided that the Participant is an Executive on such date (except to the extent provided in Section 5.4.6(c)).

                (i) the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $150, provided that such tenth trading day occurs within five years of the Grant Date, and

                (ii) the Corporation's total stockholder return (as determined by the Committee in its sole discretion) is at or above the median level of stockholder return for a subset of the Standard & Poor's 500 Financial Index during the period from the Grant Date to the tenth trading day referred to in Section 5.4.6(b)(i) and any days thereafter until such median level is attained or, if such period is not at least one year, during the period from such date prior to the Grant Date as will result in a period of at least one year ending on the tenth trading day referred to in Section 5.4.6(b)(i) and any days thereafter until such median level is attained.

             (c) Notwithstanding Sections 5.4.3 and 5.4.4, in the case of Options described in Sections 5.3.3(a) and (b), if a Participant incurs a Termination of Employment on account of Early Retirement, Normal Retirement, Disability or death, then subject to Section 5.5.3, the right to exercise a portion of his or her Shares shall accrue on the date that such right otherwise would have accrued. The Committee shall determine such portion on a pro-rata basis, based on the time elapsed from the Grant Date to the date of Early Retirement, Normal Retirement, Disability or death and the vesting date.

     5.5 Expiration of Options. The expiration date for each Option shall be determined in accordance with the provisions of this Section 5.5.

          5.5.1 Options Granted to SEC and SMC Members. Each Option (or portion thereof) that is granted on January 26, 1995, to a Participant who is a member of the SEC or SMC shall terminate upon the first to occur of the following events:

             (a) The expiration of ten years from the Grant Date (12 years in the case of Options with an Exercise Price of $100 per share); or

             (b) Except as provided in 5.5.1(e), the expiration of three months from the date of the Optionee's Termination of Employment for a reason other than Early Retirement, Normal Retirement, Disability or death; or

             (c) The expiration of three years from the date of the Optionee's Termination of Employment by reason of Disability; or

             (d) The expiration of five years from the date of the Optionee's Termination of Employment by reason of Early or Normal Retirement; or

             (e) The expiration of one year from the date of the Optionee's Termination of Employment but only for a reason other than Early Retirement, Normal Retirement, Disability or death if the Optionee's Termination of Employment occurs within one (1) year after a Change of Control; or

             (f) In the case of an Option referred to in Sections 5.4.1(b), 5.4.1(c) or 5.4.2 which has not been exercised, the date on which the Option no longer may become exercisable (due to the failure of the Shares to reach the specified Fair Market Value for the required time during the specified period).

          In addition, an Option (or applicable portion thereof) with respect to which a related TLSAR has been granted shall terminate upon exercise of the related TLSAR.

          5.5.2 Special Rule for Death. Notwithstanding any contrary provision of Section 5.5.1, if the Optionee dies prior to the expiration of his or her Option in accordance with Section 5.5.1, the Option shall terminate three years after his or her death.

          5.5.3 Other Options. Except as provided in subparagraphs (a) and (b) of this Section 5.5.3, the provisions for expiration of each Option that is not granted pursuant to Section 5.3.1 or Section 5.3.2 shall be determined by the Committee in its sole discretion.

             (a) Each Option (or portion thereof) described in Section 5.3.3(a) or (b) shall terminate upon the first to occur of the following events:

                (i) The expiration of ten years from the Grant Date; or

                (ii) Except as provided in 5.5.3(a)(v), the expiration of three months from the date of the Optionee's Termination of Employment for a reason other than Early Retirement, Normal Retirement, Disability or death; or

                (iii) The expiration of three years from the date of the Optionee's Termination of Employment by reason of Disability; or

                (iv) The expiration of five years from the date of the Optionee's Termination of Employment by reason of Early or Normal Retirement; or

                (v) The expiration of one year from the date of the Optionee's Termination of Employment but only for a reason other than Early Retirement, Normal Retirement, Disability or death if the Optionee's Termination of Employment occurs within one (1) year after a Change of Control; or

                (vi) In the case of an Option described in Section 5.3.3(b) which has not been exercised, the date on which the Option no longer may become exercisable (due to the failure of the conditions of Section 5.4.6(b) to be met).

             In addition, an Option (or applicable portion thereof) with respect to which a related TLSAR has been granted shall terminate upon exercise of the related TLSAR.

             (b) Notwithstanding any contrary provision of Section 5.5.3(a), if the Optionee dies prior to the expiration of his or her Option in accordance with Section 5.5.3(a), the Option shall terminate three years after his or her death.

     5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Corporation (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Corporation in full in cash. The Committee, in its sole discretion, also may permit exercise
(a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Corporation shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

     5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as needed to comply with applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

                                   SECTION 6

                    TANDEM LIMITED STOCK APPRECIATION RIGHTS

     6.1 Grant of TLSARs. Subject to the terms and provisions of the Plan, TLSARs may be granted to Executives at any time and from time to time as determined by the Committee in its sole discretion, provided that such grants shall be only in conjunction with all or any part of any Option, and may be granted either at or after the Grant Date of the Option. A TLSAR (or applicable portion thereof) granted with respect to a given Option shall terminate upon the termination or exercise of the related Option. The Committee, in its sole discretion, shall determine the number of Shares subject to each TLSAR, provided that during any calendar year, no Participant shall be granted TLSARs covering more than 235,000 Shares.

     6.2 TLSAR Agreement. Each TLSAR shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the TLSAR, the number of Shares to which the TLSAR pertains, any conditions to exercise of the TLSAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

     6.3 Exercise Price. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the Exercise Price of each TLSAR, provided that such Exercise Price shall be not less than 100% of the Fair Market Value of a Share on the Grant Date.

     6.4 Exercisability. Each TLSAR which has not otherwise expired shall become exercisable immediately upon the occurrence of a Change of Control, provided that in no event may a TLSAR granted to a Section 16 Person become exercisable until at least six months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

     6.5 Expiration of TLSARs. The Committee, in its sole discretion, shall determine when each TLSAR shall expire, provided that (a) no TLSAR may have a term longer than would be permitted by applying the rules of Section 5.5 (regarding the expiration of Options), and (b) each TLSAR shall terminate no later than the last day of the period of 60 consecutive days which begins on the date of the Change of Control.

     6.6 Payment of TLSAR Amount. Upon exercise of a TLSAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

          (a) The amount by which the Change of Control Value of a Share on the date of exercise exceeds the Exercise Price; times

          (b) The number of Shares with respect to which the TLSAR is exercised.

     Each TLSAR shall be paid in cash, provided that if the Committee determines that any such payment would cause a Change of Control transaction to be ineligible for pooling of interests accounting under APB No. 16, which transaction (but for such payment) otherwise would have been eligible for such accounting treatment, the Committee, in its sole discretion, may determine that any TLSAR shall be paid in Shares having a Fair Market Value equal to the cash amount foregone.

                                   SECTION 7

                                 MISCELLANEOUS

     7.1 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Corporation and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.

     7.2 Participation. No Executive shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

     7.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Corporation may have to indemnify them or hold them harmless.

     7.4 Successors. All obligations of the Corporation under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition, of all or substantially all of the business or assets of the Corporation.

     7.5 Beneficiary Designations. If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Option shall be transferred in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, and subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate. This Section 7.5 shall not be effective until specifically authorized by the Committee.

     7.6 Domestic Relations Orders. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights. This Section 7.6 shall not be effective until specifically authorized by the Committee.

     7.7 Bona Fide Gifts. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred, by bona fide gift and not for any consideration, to a member of the Participant's immediate family or tax-qualified, not for profit organization. This Section 7.7 shall not be effective until specifically authorized by the Committee.

     7.8 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will, (b) by the laws of descent and distribution, or (c) to the limited extent provided in Sections 7.5, 7.6, and 7.7. Except as provided in Sections 7.6 and 7.7, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

     7.9 No Rights as Stockholder. No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Corporation with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

                                   SECTION 8

                      AMENDMENT, TERMINATION, AND DURATION

     8.1 Amendment or Termination. The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, (a) if and to the extent required to maintain the Plan's qualification under Rule 16b-3 and/or Section 162(m) of the Code, any such amendment shall be subject to stockholder approval, and (b) the amendment or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to any Participant.

     8.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 8.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

                                   SECTION 9

                                TAX WITHHOLDING

     9.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

     9.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by
(a) electing to have the Corporation withhold otherwise deliverable Shares, or
(b) delivering to the Corporation already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

                                   SECTION 10

                               LEGAL CONSTRUCTION

     10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     10.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     10.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     10.4 Securities Law Compliance. With respect to Section 16 Persons and unless otherwise specifically determined by the Committee, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     10.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

     10.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                                (FRONT OF PROXY)



         THIS PROXY IS BEING SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF
                     TRANSAMERICA CORPORATION


The undersigned hereby appoints Shirley H. Buccieri, Edgar H. Grubb                 PROXY
and Frank C. Herringer, each with power of substitution, as proxies of
the undersigned, to attend the Annual Meeting of Stockholders of                    TRANSAMERICA
Transamerica Corporation, to be held at the Giannini Auditorium,
Concourse Level, Bank of America Center, 555 California Street, San
Francisco, California, on April 23, 1998 at 11:00 a.m., and any
adjournment thereof, and to vote the number of shares the
undersigned would be entitled to vote if personally present in the manner           ANNUAL
indicated on this form and in their discretion on any other matter                  MEETING OF
which may properly come before the Meeting.                                         STOCKHOLDERS

                                                                                    APRIL 23, 1998

                                                                                    (LOGO)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD OR ATTEND THE MEETING AND VOTE IN PERSON.

                                 (BACK OF PROXY)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1 THROUGH 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 5.

                                         -----

1.       Election of Directors.

         /    /   FOR      /    /   WITHHELD         NOMINEES:
                                                     R. W. Matschullat
                                                     G. E. Moore
                                                     C. Rice

         For, except vote withheld from the following Nominee(s):

         ---------------------------------------------------------

2.       Election of Ernst & Young LLP as independent auditors.

         /    /   FOR      /    /   AGAINST          /    /   ABSTAIN

3. Approving the adoption of an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of common stock.


         /    /   FOR      /    /   AGAINST          /    /   ABSTAIN

4.       Approving the adoption of the 1998 Cash Long Term Incentive Plan.

         /    /   FOR      /    /   AGAINST          /    /   ABSTAIN


5.       Approving an amendment to the 1995 Performance Stock Option Plan.

         /    /   FOR      /    /   AGAINST          /    /   ABSTAIN

                                    Please sign exactly as name(s) appear
                                    hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    -------------------------------------------

                                    -------------------------------------------
                                    Signature(s)                           Date

     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

                        / Proxy control number goes here/
                            TRANSAMERICA CORPORATION

      ***IF YOU WISH TO AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE,
                       PLEASE READ THE INSTRUCTIONS BELOW

HAVE YOUR PROXY CARD IN HAND. DECIDE HOW YOU WISH YOUR SHARES TO BE VOTED.

- On a Touch Tone Telephone, call toll-free 1-800-652-8683; 24 hours per day, 7 days a week.
-    You will be asked to enter the control number listed in the box above.
-    Follow the telephone voting instructions.

Your telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares by telephone, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.